As filed with the Securities and Exchange Commission on December 12, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GAIA, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-1113527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

833 West South Boulder Road
Louisville, CO 80027
(303) 222-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James Colquhoun
Chief Executive Officer
833 West South Boulder Road
Louisville, CO 80027
(303) 222-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Jason M. Hille
Foley & Lardner LLP
777 E. Wisconsin Ave.
Milwaukee, WI 53202
(414) 271-2400
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS, DATED DECEMBER 12, 2024

Gaia, Inc.

10,000,000 Shares
Class A common stock
We may offer and sell from time to time in one or more offerings up to 10,000,000 shares of Class A common stock of Gaia.
Our Class A common stock is traded on the Nasdaq Global Market under the symbol “GAIA.” The last reported sale price of our Class A common stock on the Nasdaq Global Market on December 11, 2024 was $5.26 per share.
Each time we sell shares of our Class A common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make your investment decision.
We may sell shares of Class A common stock to or through underwriters or dealers, through agents, directly to investors, or in any other manner specified in a prospectus supplement. The names of any underwriters, dealers, or agents involved in the sale of our shares, their compensation and any overallotment options held by them will be described in the applicable prospectus supplement. For general information about the methods of sale, see “Plan of Distribution” in this prospectus.
Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 2 of this prospectus and under similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated     , 2024

i

ABOUT THIS PROSPECTUS
Basis of Presentation
This prospectus is part of a registration statement on Form S-3 that we have filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings up to 10,000,000 shares of our Class A common stock as described in this prospectus.
Each time we sell shares of our Class A common stock under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus may not be used to consummate a sale of our Class A common stock unless it is accompanied by a prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information in this prospectus or a prospectus supplement, or incorporated by reference, is accurate as of any date other than the date of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Gaia” refer, collectively, to Gaia, Inc., and its consolidated subsidiaries.
Trademarks, Service Marks, and Trade Names
We own or license the trademarks, service marks, and trade names that we use in connection with the operation of our business, including our corporate names, logos, and website names. This prospectus also may contain trademarks, service marks, trade names, and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names, and copyrights referred to in this prospectus are listed without the TM, SM, ©, and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names, and copyrights.
ii

SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before deciding to invest in shares of our Class A common stock. You should read this entire prospectus carefully, including the “Risk Factors” section immediately following this summary, as well as the information incorporated herein by reference, including our most recent Annual Report on Form 10-K, as filed with the SEC, before making an investment decision to purchase shares of our Class A common stock.
Our Company
Gaia, Inc. (the “Company,” “Gaia,” “we,” “us” or “our”) operates a global digital video subscription service and community that strives to connect a unique and underserved member base. Our digital content library includes over 10,000 titles and live events, with a growing selection of titles available in Spanish, German and French. Our members have unlimited access to this vast library of inspiring films, cutting edge documentaries, interviews, yoga classes, live events, transformation-related content and more – 88% of which is exclusively available to our members for digital streaming on most internet-connected devices anytime, anywhere, commercial free.
Our mission is to create a transformational network that empowers a global conscious community. Content on our network is currently organized into four primary channels— Yoga, Transformation, Alternative Healing, and Seeking Truth— and delivered directly to our members through our streaming platform. We curate programming for these channels by producing content in our lifestyle campus with a staff of media professionals. This produced and owned content currently comprises approximately 75% of our members’ viewing time. We complement our produced and owned content through long term licensing agreements.
Corporate Information
We were incorporated in the State of Colorado on July 7, 1988. Our principal executive offices are located at 833 West South Boulder Road, Louisville, Colorado 80027, and our telephone number is (303) 222-3600. Our website address is www.gaia.com. The information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should carefully consider the risks described in the section titled “Risk Factors” in any applicable prospectus supplement, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Information about us, including our SEC filings, is also available on our website at www.gaia.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. You should review the information and exhibits in the registration statement for further information about us and the Class A common stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference in this prospectus the documents listed below:
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 29, 2024;
•	our Proxy Statement on Schedule 14A filed on April 29, 2024, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 6, 2024, August 5, 2024, and November 4, 2024, respectively;
•	our Current Reports on Form 8-K filed on March 27, 2024 and May 21, 2024; and
•
the description of our Class A common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 24, 2020, together with any amendment or report filed with the SEC updating such description.

In addition, we incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus, as well as filings made under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement. These documents may include annual, quarterly and current reports, as well as proxy statements. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to 833 West South Boulder Road, Louisville, Colorado 80027 Attention: Investor Relations or call (303) 222-3600. You may also access these filings on our website at www.gaia.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as a part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes, or replaces such statement.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and elsewhere in this prospectus.
Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks, general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; our ability to remediate the material weaknesses in our internal control over financial reporting; and other risks and uncertainties included in our filings with the SEC. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this report. We undertake no obligation to update any forward-looking information.

USE OF PROCEEDS
Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our Class A common stock offered by us under this prospectus for general corporate purposes, which may include additions to working capital, financing of capital expenditures, repayment of indebtedness, and acquisitions and strategic investment opportunities.

DESCRIPTION OF CAPITAL STOCK
General
The authorized capital stock of Gaia is 250,000,000 shares, consisting of 150,000,000 shares of Class A common stock, $0.0001 par value per share, 50,000,000 shares of Class B common stock, $.0001 par value per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of December 11, 2024, there were 18,066,942 shares of Class A common stock outstanding, 5,400,000 shares of Class B common stock outstanding and no shares of preferred stock outstanding.
Capital Stock
Each holder of shares of Class A common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. Each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Except as otherwise provided by law or in Gaia’s Amended and Restated Articles of Incorporation, all holders of shares of Class A common stock and shares of Class B common stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the votes of the shares of Class A common stock and shares of Class B common stock entitled to vote in any election of directors may elect all of the directors who stand for election. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.
Shares of Class A common stock and shares of Class B common stock are entitled to equal dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of Gaia, the shares of Class A common stock and shares of Class B common stock would be entitled to share ratably in our assets remaining after the payment of all of our debts and other liabilities. Holders of shares of Class A common stock and shares of Class B common stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Class A common stock and Class B common stock. The outstanding shares of Class A common stock and shares of Class B common stock are, and the shares of Class A common stock offered by us in this offering will be, when issued and paid for, fully paid and non-assessable. The shares of Class B common stock may not be transferred unless converted into shares of Class A common stock, other than certain transfers to affiliates and family members. The shares of Class B common stock are convertible one-for-one into shares of Class A common stock, at the option of the holder of the shares of Class B common stock.
Our board of directors is authorized, subject to any limitations prescribed by Colorado law, to issue at any time up to 50,000,000 shares of preferred stock. The board may provide for the issuance of the preferred stock in one or more series or classes with designations, preferences, limitations and relative rights determined by the board without any vote or action by the shareholders, although the board may not issue voting preferred stock without the consent or approval of a majority of the Class B common stock. As a result, the board has the power to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of the common stock. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us. Such an issuance could also dilute your voting power.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of Class A common stock is Broadridge Corporate Issuer Solutions.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus from time to time in one or more transactions, including:
•	to or through underwriters, brokers or dealers;
•	directly to purchasers, including our affiliates;
•	through agents;
•	through a combination of any of these methods of sale; or
•	through any other method permitted by applicable law and described in a prospectus supplement.
These securities may be distributed at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to the prevailing market prices; or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.
The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including:
•	the names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the method of distribution;
•	the purchase price or public offering price of the securities;
•	the net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any other material terms of the offering.
Sales Through Underwriters or Dealers
If we use underwriters in the sale of securities offered through this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may offer securities to the public either though underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in any prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we use dealers in the sale of securities, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best-efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Electronic Auctions
We may also make sales through the internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used. Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the internet or other electronic bidding process or auction.
General Information
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or may perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the offered securities will be passed upon for us by Foley & Lardner, LLP, Milwaukee, Wisconsin. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Expenses of Issuance and Distribution
The following table sets forth the estimated fees and expenses, other than any underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee. These expenses will be borne by the registrant.

Expenses of Issuance and Distribution ($ thousands)	$ Amount to be Paid
SEC registration fee	$ 0.0
Accounting fees and expenses	40.0
Legal fees and expenses	25.0
Printing fees and expenses	3.0
Total	$ 68.0

Item 15.	Indemnification of Directors and Officers
Colorado law provides for indemnification of directors, officers and other employees in certain circumstances (C.R.S. (§) 7-109-101 et. seq.) and for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances (C.R.S. (§) 7-108-402). Gaia’s Amended and Restated Articles of Incorporation limit the personal liability for monetary damages of directors and provide indemnification to directors and officers of Gaia to the fullest extent permitted by the Colorado Business Corporation Act. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of reasonable fees and expenses incurred by the director or officer in defense of the lawsuit or proceeding.
Gaia has entered into indemnification agreements with each of its directors and certain executive officers. These agreements provide that Gaia will indemnify each of its directors and certain executive officers to the fullest extent permitted by law.
Gaia maintains a $20,000,000 directors and officers insurance policy providing insurance indemnifying Gaia’s directors and executive officers for certain liabilities. This insurance policy insures the past, present and future directors and officers of Gaia, with certain exceptions, from claims arising out of any error, misstatement, misleading statement, act, omission, neglect or breach of duty by any of the directors while acting in their capacities as such. Claims include claims arising from sales and purchases of Gaia securities and shareholder derivative actions.
Item 16.	Exhibits and Financial Statement Schedules
(a)	Exhibits. See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.
(b)	Financial Statement Schedules. None.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, if any, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Gaiam, Inc. (now known as Gaia, Inc.) dated October 24, 1999 (incorporated by reference to Exhibit 3.1 of Gaia’s Form 10-Q filed August 9, 2016).
3.2
Articles of Amendment to Amended and Restated Articles of Incorporation of Gaiam, Inc. (now known as Gaia, Inc.) dated October 4, 2006 (incorporated by reference to Exhibit 3.2 of Gaia’s Form 10-Q filed August 9, 2016).

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Gaia, Inc., dated July 14, 2016 (incorporated by reference to Exhibit 3.3 of Gaia’s Form 10-Q filed August 9, 2016).
3.4	Amended and Restated Bylaws of Gaia, Inc. (incorporated by reference to Exhibit 3.1 of Gaia’s Form 8-K filed May 1, 2023).
3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of Gaia, Inc., effective May 20, 2024 (incorporated by reference to Exhibit 3.1 of Gaia’s Form 8-K filed May 21, 2024).
4.1	Form of Gaia, Inc. Stock Certificate (incorporated by reference to Exhibit 4.1 of Gaia’s Form S-8 filed April 29, 2019).
4.2
Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 of Gaia’s Form 10-K filed February 24, 2020).

5.1*	Opinion of Foley & Lardner, LLP.
23.1*	Consent of Armanino LLP, independent registered public accounting firm.
23.2*	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm.
23.3*	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on the 12th day of December, 2024.

GAIA, INC.
(Registrant)

/s/ James Colquhoun
James Colquhoun
Chief Executive Officer and Director
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James Colquhoun, as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement or post-effective amendment thereto to be filed with the United States Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Colquhoun
December 12, 2024	James Colquhoun
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Ned Preston
December 12, 2024	Ned Preston
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Jirka Rysavy
December 12, 2024	Jirka Rysavy
Executive Chairman and Director

/s/ Kristin Frank
December 12, 2024	Kristin Frank
Director

/s/ Keyur Patel
December 12, 2024	Keyur Patel
Director

/s/ Paul Sutherland
December 12, 2024	Paul Sutherland
Director

/s/ Anaal Udaybabu
December 12, 2024	Anaal Udaybabu
Director